PDL

Corporate Presentation

October 18, 2016

Mission

PDL

Mission

PDL BioPharma seeks to optimize its return on investments so as to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries.

Overview

PDL

PDL Today

Specialty Pharma

- ✓ Noden Pharma DAC investment, an Irish domiciled specialty pharma, ultimately resulting in ~88% ownership.
- ✓ Tekturna® and Tekturna HCT ® in US and Rasilez ® and Rasilez HCT ® in the rest of world.
- ✓ These are direct renin inhibitors, either as monotherapy (Tekturna and Rasilez) or combination with a diuretic (Tekturna HCT and Rasilez HCT), for the treatment of hypertension, typically third line therapy.
- ✓ Acquired from Novartis which had worldwide sales of $154 million in 2015 and $73 million in 1H16.
- ✓ Limited promotional activities for last 3 years.

Royalty & Debt Deals

- ✓ Four debt deals representing deployed and committed capital of $268 and $308 million, respectively: Lensar, Direct Flow Medical, kaléo, and CareView.
- ✓ Seven royalty transactions representing deployed and committed capital of $496 and $537 million, respectively: Depomed, VB, University of Michigan, ARIAD, Kybella and AcelRx.
- ✓ One hybrid royalty/debt transaction representing deployed and committed capital of $44 million: Wellstat Diagnostics.
- ✓ Five completed deals with average annualized return of 18.4%.

PDL

PDL Future

Specialty Pharma

- ✓Acquiring additional specialty pharma products for Noden Pharma DAC.
- ✓Significant focus.
- ✓Using proceeds from completed deals to fund new product acquisitions.

Royalty & Debt Deals

- ✓Fewer royalty transactions and still fewer debt transactions.

Solanezumab

- ✓Data from Eli Lilly's Phase 3 trial in patients with mild Alzheimer's Disease expected at end of 2016.
- ✓If approved, 2% royalty to PDL for 12.5 years after first commercial launch.

PDL

Experienced Leadership

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Danny Hart
VP, Business Development

Steffen Pietzke
Controller & Chief Accounting Officer

Nathan Kryszak
Senior Counsel

Board of Directors

Paul Edick

David Gryska

Jody Lindell

John McLaughlin

Samuel Saks

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Leadership Team with a Track-Record of Success

PDL

NODEN PHARMA

Hypertension

- Chronic condition with serious long-term cardiovascular implications which affects about 29% of the US adult population = 78 million in US alone.

- Majority of hypertension diagnosis and management occurs in primary care setting (PCP) with rare referrals when there are severe co-morbidities or suspected secondary causes.

- ACEs and ARBs are typically first and second line therapies.

- Tekturna is deemed to be an alternative to ACEs (angiotensin converting enzyme) and ARBs (angiotensin receptor blocker), especially in ACE/ARB intolerant patients.
  - ~12% are intolerant of both ACEs and ARBs = 9.3 million in US alone.

PDL

Tekturna Products in Noden

- **US**
  - Tekturna® - aliskiren is a direct renin inhibitor for the treatment of hypertension that reduces plasma renin by inhibiting the conversion of angiotensinogen to angiotensin I.
    - Not for use with ACEs or ARBs in patients with diabetes or renal impairment.
    - Approved in US in 2007.
  - Tekturna HCT® - combination of aliskiren and hydrochlorothiazide, a thiazide diuretic, for the treatment of hypertension in patients not adequately controlled by monotherapy and as initial therapy in patients likely to need multiple drugs to achieve their blood pressure goals.
    - Not for use with ACEs and ARBs in patients with diabetes or renal impairment and not for use in patients with known anuria or hypersensitivity to sulfonamide derived drugs.
    - Approved in US in 2009.
- **Ex-US**
  - Rasilez® - trade name for Tekturna outside the US
    - Approved in EU in 2007.
  - Rasilez® HCT - trade name for Tekturna HCT outside the US
    - Approved in EU in 2009.

Tekturna Products Labeling

For full prescribing information for Tekturna and Tekturna HCT, please visit: www.tekturna.com.

PDL

Tekturna: Efficacy Profile

- Randomized, double-blind, placebo controlled studies in patients.
- 2,730 patients administered doses of 75-600 mg of Tekturna and 1,213 patients on placebo.
  - Clinical effects seen at approved doses of 150 mg and 30 mg.

Study	Placebo Mean Change	150 mg Placebo Subtracted	300 mg Placebo Subtracted
1	2.9/3.3	5.9/4.5*	11.2/7.5*
2	5.3/6.3	6.1/2.9*	10.5/5.4*
3	10/8.6	2.1/1.7	5.1/3.7*
4	7.5/6.9	4.8/2*	8.3/3.3*
5	3.8/4.9	9.3/5.4*	10.9/6.2*
6	4.6/4.1	--	8.4/4.9†

* p value less than 0.05 versus placebo by ANCOVA with Dunnett's procedure for multiple comparisons.
† p value less than 0.05 versus placebo by ANCOVA for pairwise comparison.

PDL

Tekturna: Safety Profile

- Safety data in more than 6,460 patients, including 1,740 treated for longer than 6 months and more than 1,250 treated for longer than 1 year.
- Discontinuation of therapy due to clinical adverse event occurred in 2.2% of Tekturna treated patients compared to 3.5% of placebo treated patients.
- Cough: rates of cough in Tekturna treated patients were about one-third to one-half of the rates in ACEs arms in active-controlled trials.
- Seizures: single episodes of tonic-clonic seizures with loss of consciousness reported in 2 Tekturna treated patients.

PDL

Tekturna: Safety Profile

Placebo-Controlled Trials		
Adverse Event	**Tekturna (%)**	**Placebo (%)**
Edema	0.4	0.5
Diarrhea	2.3	1.2
Cough	1.1	0.6
Rash	1.0	0.3
Elevated Uric Acid	0.4	0.1
Gout	0.2	0.1
Renal Stones	0.2	0.0

Selected AE's in Patients with Type 2 Diabetes and Chronic Kidney Disease, CV Disease, or Both

Adverse Event	**Tekturna (n=4272)**		**Placebo (n=4285)**	
	SAEs	AEs	SAEs	AEs
Renal Impairment	5.7	14.5	4.3	12.4
Hypotension	2.3	19.9	1.9	16.3
Hyperkalemia	1.0	38.9	0.5	28.2

Tekturna is contraindicated for use with ACEs and ARBs in patients with diabetes or renal impairment

PDL

Tekturna HCT: Efficacy

	ASTRIDE Study	ATTAIN Study	ACTION Study	ACQUIRE Study
Study Design	Aliskiren HCT compared to amlodipine in patients with Stage 2 systolic hypertension and diabetes mellitus	Aliskiren HCT vs. ramipril in obese patients (BMI ≥30 kg/m^2) with Stage 2 hypertension	Aliskiren HCT in older patients with Stage 2 hypertension	Aliskiren alone vs. Aliskiren HCT in patients with lower ranges of Stage 2 hypertension
Patient Population	Type 2 diabetes patients with SBP 160 mm Hg to <200 mm Hg	Obese patients with SBP 160 mm Hg to <200 mm Hg	Patients ages ≥55 with SBP 160 mm Hg to <200 mm Hg	Patients with SBP 160 to <180 mm Hg
# of Patients	860	386	451	688
Mean change from baseline with aliskiren/HCT 300/25 mg, mm Hg				
SBP	-28.8 (week 8)	-28.1 (week 8)	-29.9 (week 4)	-31.2 (week 12)
DBP	-9.9 (week 8)	-10.1 (week 8)	-9.3 (week 4)	-12.9 (week 12)
Mean change from baseline with aliskiren 300 mg, mm Hg				
SBP	--	--	--	-22.5 (week 12)
DBP	--	--	--	-9.2 (week 12)

PDL

Tekturna HCT: Efficacy

- Safety data in more than 2,700 patients.
- In placebo controlled trials, discontinuation of therapy due to clinical AE occurred in 2.7% of Tekturna HCT treated patients compared to 3.6% of placebo patients.

Placebo-Controlled Trials		
Adverse Event	**Tekturna HCT (%)**	**Placebo (%)**
Dizziness	2.3	1.0
Influenza	2.3	1.6
Diarrhea	1.6	0.5
Cough	1.3	0.5
Vertigo	1.2	0.5
Asthenia	1.2	0.0
Arthralgia	1.0	0.5

SPRINT Trial

- **Objective**
  - Randomized, controlled, open label trial to determine whether reducing systolic blood pressure from <140 mm Hg to <120 mm Hg reduces CV disease (MI, other acute coronary syndromes, stroke, heart failure or death from CV causes).
- **Patients**
  - 9,361 randomized into two groups.
  - Patient inclusion: 50 years of age with systolic blood pressure of 130-180 mm Hg and increased risk of CV event.
- **Primary Endpoint**
  - First occurrence of MI, other acute coronary syndromes, stroke, heart failure or death from CV causes in up to 6 years.
- **Results**
  - Trial ended early at median follow-up of 3.26 years due to significantly lower rate of events in composite endpoint in intensive treatment group compared to standard treatment group (1.65 per year v. 2.19% per year, hazard ratio 0.75, p<0.001).
  - All-cause mortality also significantly lower in intensive treatment group (hazard ratio 0.73, p=0.003).
  - SAE's in 38.3% of intensive treatment group compared to 37.1% in standard treatment group.

PDL

Potential Effect: SPRINT Trial

- Surveyed KOLs believe that SPRINT trial has created momentum to modify guidelines with respect to blood pressure goals.
- ~80% of physicians surveyed would lower treatment goals to ~120 mm Hg from standard target of 140 mm Hg.
- ACEs and ARBs use most likely to increase (42%) as a result of SPRINT trial followed by direct renin inhibitors (32%), such as Tekturna.

PDL

Tekturna: Market Research

- **Novartis**
  - No active sales or marketing efforts with respect to Tekturna products for last 3 years.
- **Market Research**
  - 21 in-depth qualitative interviews with PCPs, cardiologists, hypertension specialists, and payers.
  - 209 participated in quantitative survey of PCPs, cardiologists and hypertension specialists.
- **Key Findings**
  - Most physicians believe Tekturna can be a useful drug for hypertension management for those who cannot tolerate ACEs and ARBs.
  - Both qualitative and quantitative findings indicate that physicians appear to be open to prescribing more Tekturna and Tekturna HCT for their hypertension patients.
  - Reviewing a detailed product profile for Tekturna in the qualitative survey increased physician estimates for the future use.
  - Such promotional efforts could increase the number of Tekturna treated patients.

PDL

Potential Future Increases

Projected Change in Tekturna and Tekturna Use in Future – Survey Results

PCP Tek Prescriber Sub-Analysis (n=120)


Before Reviewing Profile
After Reviewing Profile
Increased
Stayed Same
Decreased
53 %
30 %
17 %
56 %
30 %
14 %
61 %
18 %
21 %
61 %
21 %
18 %
64 %
15 %
21 %
63 %
19 %
18 %
58 %
23 %
19 %
60 %
25 %
15 %
66 %
16 %
18 %
68 %
16 %
17 %
68 %
15 %
18 %
70 %
15 %
15 %
Tek
Tek HCT
2017
2020
2025

PDL

Potential Future Increases

Projected Change in Tekturna and Tekturna Use in Future – Survey Results

All Tek Non-Prescriber Sub-Analysis (n=57)



Before Reviewing Profile
After Reviewing Profile
Increased
Stayed Same
Decreased
56 %
44 %
54 %
46 %
60 %
40 %
58 %
42 %
61 %
39 %
60 %
40 %
68 %
32 %
67 %
33 %
72 %
28 %
70 %
30 %
74 %
26 %
72 %
28 %
Tek
Tek HCT
2017
2020
2025

PDL

Noden Pharma Entities

❑ Noden DAC

- Domiciled in Ireland.
- Responsible for development and commercialization activities worldwide.
- Responsible for bulk tablet manufacture worldwide and fill-and-finish ex-US.

❑ Noden US

- Domiciled in Delaware.
- Responsible for commercialization in US.
- Responsible for fill-and-finish in US.

❑ PDL

- As of 3Q2016, approximately 98.8% ownership of Noden.
- Noden financials to be consolidated with PDL financials as of 3Q16.

PDL

Transition from Novartis

- **Commercialization**
  - US
    - Novartis distributing through September 30, 2016 and Noden receiving a transfer of profit.
    - Noden USA assumed commercialization responsibilities on October 1, 2016.
  - Ex-US
    - Novartis distributing until transfer of marketing authorizations (projected 1H17) and Noden receiving a transfer of profit.
    - Noden DAC assuming commercialization responsibilities after marketing authorization transfer.
    - Focus on most of EU, Canada, Switzerland and Japan with either deregistration or licensing or distributor in other potentially important territories, such China.

- **Manufacturing**
  - Novartis to supply API while Noden seeks third party manufacturer but no later than November 2020.
  - Novartis to supply tableted product and finished product while Noden seeks third party manufacturer but no later than June 2019 except for US where Noden has already assumed packaging and labeling responsibilities.

PDL

Noden Team

- **CEO**
  - Elie Farah, previously CEO and President of Merus Labs and Transition Therapeutics, Director of M&A at Boehringer Ingelheim.

- **Head of Sales and Marketing US**
  - Michael McCann, previously head of US Cardiovascular at Sanofi Genzyme, VP of Global Strategic Marketing for Cardiovascular.

- **Head of Manufacturing/Logistics**
  - Maria Sanchez, previously Global Product Supply New Product Development Project Lead at Bayer.

PDL

Novartis/Tekturna Deal

- **Total Potential Size**
  - Up to $334 million.
- **Closing Payments**
  - $110 million to Novartis.
  - $40 million to Noden as working capital.
- **First Anniversary**
  - $89 million due to Novartis.
- **Milestones**
  - Up to $95 million based on sales levels and generic competition.
- **Financing**
  - Combination of equity investment from PDL and debt from third parties.

PDL

Tekturna IP

- **Tekturna is protected by multiple patents covering composition of matter, pharmaceutical formulation and methods of manufacture.**
- **United States**
  - Composition of matter protection to 2018 for Tekturna; listed in the Orange Book; possible extension for 6 months with successful completion of pediatric testing requirements.
  - Composition of matter protection until 2022 for Tekturna HCT.
  - Formulation protection until 2026 for Tekturna; listed in the Orange Book.
  - Formulation protection until 2028 for Tekturna HCT; listed in the Orange Book.
  - Methods of manufacture protection until at least 2021.
    - Paragraph IV filings in 2013 are directed to the formulation patents in the Orange Book.
      - No approved ANDA applications in the United States to date.
- **Europe and ROW**
  - Composition of matter protection until 2020 in Europe.
  - Formulation protection until 2025 for Tekturna and 2027 for Tekturna HCT, where granted.
  - Method of manufacture protection at least until 2021 where granted.
- **Know-How**
  - Noden also acquired Novartis' Know-How which is necessary for economical manufacture of the products.

PDL

Royalty & Debt Investments

PDL

16 Royalty & Debt Investments

Royalty Acquisition kybella $9,500,000 July 2016	**11 Current Deals**	Royalty Acquisition AcelRx Pharmaceuticals, Inc. $65,000,000 September 2015
Royalty Acquisition ARIAD Up to $140,000,000 July 2015	Senior Secured Financing CAREVIEW COMMUNICATIONS $40,000,000 June 2015	Royalty Acquisition M UNIVERSITY OF MICHIGAN $65,600,000 November 2014
Royalty Acquisition VB VISCOGLIOSI BROS., LLC $15,500,000 June 2014	Senior Secured Note Purchase kaléo $150,000,000 April 2014	Senior Secured Financing DIRECT FLOW MEDICAL, INC. $58,000,000 November 2013
Royalty Acquisition Depomed $240,500,000 October 2013	Senior Secured Financing LENSAR $60,000,000 October 2013	Royalty Transaction/ Senior Secured Financing Wellstat Diagnostics, LLC $44,000,000 November 2012

Senior Secured Financing PARADIGM SPINE $75,000,000 February 2014	**5 Concluded Deals**	Royalty Transaction/ Senior Secured Financing AVINGER $40,000,000 April 2013
Senior Secured Financing DURATA THERAPEUTICS $70,000,000 October 2013	Royalty Transaction/ Senior Secured Financing AxoGen $20,800,000 October 2012	Senior Secured Financing MERUS LABS $55,000,000 July 2012

PDL

On-Going Transactions

Entity	Structure	Technology	Deal Summary
kybella	Royalty	KYBELLA® is an injectable approved for reduction of chin fat and contains synthetic deoxycholic acid which destroys fat cells, resulting in a noticeable reduction in fullness under the chin.	▪ $9.5 million for an individual's royalty. ▪ $1 million milestone upon attainment of specified sales level.
AcelRx Pharmaceuticals, Inc.	Royalty	Combination drug (sufentanil nanotab) and device product used for the treatment of moderate to severe post-operative pain in the hospital setting.	▪ $65 million in exchange for 75 percent of the royalties AcelRx receives from Grünenthal as well as 80 percent of the first four commercial milestones subject to a capped amount.
ARIAD	Royalty	Iclusig kinase inhibitor whose primary target is BCR-ABL, an abnormal tyrosine kinase expressed in CML and Ph+ ALL.	▪ Up to $140M with $50M at signing, $50M at 12-month anniversary and up to an additional $40M at ARIAD's option in July 2017. 2.5% on Iclusig WW net sales from signing through 12 months; 5% from 12 months through 12/31/2018; 6.5% thereafter.
CAREVIEW COMMUNICATIONS	Debt	Video system and virtual bed rails to passively monitor hospital patients at risk of falling.	▪ Up to $40M loan, of which the first tranche of $20M was funded on October 7, 2015 and the second tranche is payable upon attainment of a milestone by June 30, 2017. Each tranche has a five year maturity; first tranche pays interest at 13.5% and second tranche pays interest at 13.0%.
M UNIVERSITY OF MICHIGAN	Royalty	Cerdelga is an approved oral drug in US and EU for adult patients with Gaucher Disease type 1.	▪ PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6M.
VB Viscogliosi Bros., LLC	Royalty	PMA-approved spinal implant commercialized by Paradigm Spine.	▪ PDL acquired right to receive royalties on sales of spinal implant for $15.5M until PDL receives 2.3x its cash.

PDL

On-Going Transactions

Entity	Structure	Technology	Deal Summary
kaléo	Debt	Auvi-Q for delivery of epinephrine to treat severe allergic reactions, and EVZIO for delivery of naloxone for opioids overdose.	▪ $150M in notes backed by 20% net sales of Auvi-Q and 10% of net sales of EVZIO by kaléo. The Notes pay interest at 13% with an expected final maturity in 2020.
DIRECT FLOW MEDICAL, INC.	Debt	Transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication.	▪ $35M loan at signing plus $15M loan funded in November 2014 and $5M, $1.5M and $1.5M million loan funded in January, May and September 2016, respectively, secured by substantially all assets of Direct Flow. Initial interest rate was 15.5% on $35M and was reduced to 13.5% upon funding the second tranche of $15M.
Depomed	Royalty	Glumetza, Janumet XR, Invokana, Boehringer Ingelheim's fixed-dose combinations of drugs and extended-release metformin, LG Life Sciences' and Valeant Pharmaceuticals' extended-release metformin in Korea and Canada.	▪ PDL acquired royalties and milestones on sales of Type 2 diabetes products licensed by Depomed for $240.5M until PDL receives $481M after which payments will be shared evenly between PDL and Depomed. The agreement terminates on the later of October 2024 or when royalty payments are no longer due.
LENSAR	Debt	Femtosecond laser for cataract treatment which uses 3-D imaging and liquid interface for more accurate corneal incisions.	▪ $40M loan secured by substantially all assets of Lensar was amended and restated as part of Alphaeon's acquisition of Lensar. Alphaeon assumed $42M of debt and issued 1.7 M shares of Alphaeon common stock to PDL as part of the amendment. The loan matures on December 15, 2020.
Wellstat Diagnostics, LLC	Hybrid royalty/debt	Development of point-of-care diagnostic system using electrochemical luminescence and assays.	▪ $44M hybrid debt-royalty structure royalty whereby return on the loans depends on the date of repayment. Upon commercialization of Wellstat's diagnostic systems or assay, PDL will receive a low double digit royalty on Wellstat Diagnostics' net revenues. PDL had advanced additional sums for operating expenses but is no longer doing so.

PDL

Concluded Transactions

Entity	Structure	Technology	Deal Summary
MERUS LABS	Debt	Commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.	▪ $55M of Notes secured by assets of Merus. ▪ In September 2013 Merus repaid PDL in full plus pre-payment fees.
AxoGen	Hybrid royalty/debt	Commercialization of Avance, nerve allograft to bridge severed nerves, and AxoGuard devices, to connect or protect the reconnection of severed nerves.	▪ In exchange for $20.8M, PDL received royalties in a hybrid royalty and debt transaction. ▪ Royalty rate was 9.95%. Eight-year term with PDL put at end of year 4 and AxoGen call in years 5 through 8. ▪ On November 12, 2014, AxoGen paid $30.3M to PDL which constituted full payment and PDL bought $1.75M worth of AxoGen stock.
DURATA THERAPEUTICS.	Debt	Novel intravenous antibiotic, dalbavancin which is dosed twice for 30 minutes, initially and on day 8.	▪ $25M first tranche of loans and $15M second tranche of loans. ▪ The interest rate on first $25M was 14% which declined to 12.75% on $40M outstanding when $15M second tranches was drawn. ▪ On November 17, 2014, Durata repaid the $40M loan plus accrued interest, and prepayment fees and change of control fees.
AVINGER	Hybrid royalty/debt	Ocelot, image guided catheter devices used to open totally occluded arteries in the legs, and development of Pantheris, image guided atherectomy device.	▪ In exchange for $20.0M, PDL received 12% interest on the Notes. ▪ In September 2015, PDL received ~$21.4 million as payment for principal, accrued interest and fees. ▪ Includes minimum royalty payments through April 2018
PARADIGM SPINE	Debt	Coflex for treatment of spinal conditions.	▪ $54M in loans backed by most assets of Paradigm Spine. Interest rate was 13%. ▪ In August 2016 Paradigm repaid loans in full, plus accrued interest and a prepayment fee.

PDL

Investment Track Record

Deal	Transaction Date	Transaction Maturity Date	Total Committed	Amount Invested	Cash Received by PDL	1x Cash Return (Years)	Cash Return (Money Multiple)	Pre-Taxed IRR %
Merus Labs	Jul-2012	Sep-2013	$ 55.0	$ 54.6	$ 60.2	1.2	1.1	15.1%
AxoGen [1]	Oct-2012	Nov-2014	20.8	26.4	40.0	2.2	1.5	24.0%
Durata	Oct-2013	Nov-2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger [2]	Apr-2013	Sep-2015	20.0	19.9	29.8	2.4	1.5	19.3%
Paradigm Spine	Feb-2014	Aug-2016	75.0	53.4	72.6	2.5	1.4	15.5%
Total			**$ 240.8**	**$ 194.3**	**$ 249.0**	**1.8**	**1.3**	**18.4%**

1. Includes equity transactions.
2. Includes actual/forecasted cash flows from royalty portion of transaction

PDL

Financials

PDL

Second Quarter 2016

(In thousands, except per share amounts)	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Royalties from Queen et al. patents	$ 14,232	$ 116,884	$ 135,687	$ 244,694
Royalty rights - change in fair value	(855)	12,216	(27,957)	23,578
Interest revenue	7,343	8,966	16,307	19,500
License and other	327	-	134	-
Total revenues	21,047	138,066	124,171	287,772
G&A expenses	6,951	7,429	16,797	15,095
Acquisition-related costs	2,959	-	2,959	-
Total operating expenses	9,910	7,429	19,756	15,095
Operating income	11,137	130,637	104,415	272,677
Interest and other income, net	129	121	242	207
Interest expense	(4,461)	(7,199)	(9,011)	(15,809)
Income before income taxes	6,805	123,559	95,646	257,075
Income tax expense	2,657	45,295	35,611	94,313
Net income	$ 4,148	$ 78,264	$ 60,035	$ 162,762
Net income per share - Basic	$ 0.03	$ 0.48	$ 0.37	$ 1.00
Net income per share - Diluted	$ 0.03	$ 0.47	$ 0.37	$ 0.97

PDL

Second Quarter 2016

	June 30, 2016		December 31, 2015	
Cash, cash equivalents and investments	$	190,854	$	220,352
Total notes receivable	$	372,182	$	364,905
Total royalty rights - at fair value	$	339,338	$	399,204
Total assets	$	1,049,191	$	1,012,205
Total term loan payable	$	-	$	24,966
Convertible notes payable	$	232,847	$	228,862
Total stockholders's equity	$	738,652	$	695,952

PDL Debt

- **Convertible Note**
  - $246 million due in February 2018.
  - Current conversion price per share is $9.17 and increased by bond hedge to $10.36.
- **Buy Backs**
  - In November 2015, PDL bought back $53.6 million in aggregate principal for $43.7 million in cash in open market transactions.
  - Notes currently trading close to par.

PDL

Solanezumab

PDL

Potential Royalty

- **Solanezumab**
  - Humanized antibody targeting beta amyloid, which is believed to cause Alzheimer's Disease, designed by PDL and being developed by Eli Lilly.
- **Previous Phase 3 Trials**
  - In 2012, Lilly reported that its initial Phase 3 trials in patients with mild and moderate Alzheimer's Disease did not slow disease progression but secondary analysis of patients with mild Alzheimer's Disease did show a slowing of disease progression.
  - Since that trial, most experts believe that treatment should focus on patients with earlier stages of Alzheimer's Disease.
  - Lilly has presented two year data from an extension of these studies that utilized a delayed start analysis which suggests that patients who started solanezumab earlier retained an advantage in cognition and daily function over those who started later and that the difference persisted for two years.

PDL

Potential Royalty

- **Current Phase 3**
  - Based on the results in its initial Phase 3 trials, Lilly commenced a new Phase 3 trial in patients with only mild Alzheimer's Disease in 2013.
  - Study uses PET scans or similar screens to distinguish between patients with Alzheimer's Disease and those with dementia.
    - These screens enrich the study with patients who have Alzheimer's Disease which is important because dementia patients won't benefit from the anti-beta amyloid treatment.
  - Data expected in 4Q16 and filing for approval in 1H17 if data is positive.

- **Protocol Change**
  - Lilly moved from a co-primary endpoint of cognitive and functional change to a single endpoint of cognitive change with functional change as a secondary endpoint.
  - Improves statistical power but 2013 FDA guidance has been for both endpoints as primaries.

- **PDL Know How Royalty**
  - PDL has a 2% know-how royalty on solanezumab which runs for 12.5 years from the date of its first sale.
  - Recent survey of institutional investors suggests that, if approved, average peak sales in 2022 would be $6.2 billion with 60% of respondents suggesting a range of $5-8 billion.

Conclusion

PDL

Investment Highlights

- Tekturna and Tekturna HCT are important unique products for treatment of hypertension with potential upside in revenues if promoted appropriately.
- Noden is a tax efficient vehicle and additional spec pharma products will be added.
- 16 royalty and debt deals with 11 on-going and 5 completed with an average annualized return of 18.4%.
- Team with demonstrated ability to identify assets and conclude transactions on reasonable terms that will support efforts to add products to Noden.